Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sunbelt Rental Holdings, Inc. of our report dated September 5, 2025 relating to the financial statements of Ashtead Group plc, which appears in Sunbelt Rental Holdings, Inc.’s Registration Statement on Form 10 filed on February 13, 2026.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
March 2, 2026